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                                                                    EXHIBIT 99.2

                            SPECTRUMEDIX CORPORATION
                         NOTICE OF GRANT OF STOCK OPTION

               Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of SpectruMedix Corporation, (the "Corporation"):

               Optionee:________________________________________________________

               Grant Date:______________________________________________________

               Vesting Commencement Date:_______________________________________

               Exercise Price:  $ _______________________ per share

               Number of Option Shares: _________________ shares of Common Stock

               Expiration Date:_________________________________________________

               Type of Option:         _____ Incentive Stock Option

                                       _____ Non-Statutory Stock Option

               Exercise Schedule: The Option shall become exercisable with respect to twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in a series of thirty-six (36) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-six (36) month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

               Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the SpectruMedix Corporation 1997 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement and any Addenda to such Stock Option Agreement attached hereto as Exhibit A. Optionee also acknowledges receipt of a copy of the Plan in the form of attached Exhibit B.



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               At Will Status. Nothing in this Notice or in the attached Stock
Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

               Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:
      -----------------

                                           SPECTRUMEDIX CORPORATION

                                           By:
                                              ---------------------------------
                                           Title:
                                                 ------------------------------


                                           -------------------------------------
                                           OPTIONEE

                                           Address:
                                                   -----------------------------

                                           -------------------------------------

ATTACHMENTS
EXHIBIT A - STOCK OPTION AGREEMENT
EXHIBIT B - 1997 STOCK INCENTIVE PLAN


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